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                                                                   Exhibit 10.10


                            FIRST MARYLAND BANCORP
                             DEFERRED COMPENSATION
                                TRUST AGREEMENT
                                 NUMBER THREE


     THIS TRUST AGREEMENT, effective January 25, 1993, by and between First Maryland Bancorp, a corporation organized under the laws of Maryland ("Company"), and Provident National Bank, a national banking association organized under the laws of the United States of America ("Trustee"),

                             W I T N E S S E T H:

     WHEREAS, the Company has established a deferred compensation plan known as the First Maryland Bancorp Deferred Compensation Plan (hereinafter referred to as the "Plan");

     WHEREAS, the Plan provides for the Company to pay all benefits from its general revenues and assets;

     WHEREAS, the Company has previously established two irrevocable trust funds with the Trustee with respect to Participants in the Plan, subject to the claims of Company's creditors in the event of the Company's Insolvency known as the First Maryland Bancorp Deferred Compensation Amended and Restated Trust Agreement effective September 25, 1988 (the "First Trust") and the First Maryland Bancorp Deferred Compensation Trust Agreement Number Two effective July 13, 1990 (the "Second Trust");

     WHEREAS, the Company wishes to establish a third irrevocable trust fund with respect to participants in the Plan regarding deferrals for accounts created on or after January 1, 1990 and earnings on such accounts in order to expand the investment options available to the Trustee by eliminating certain restrictions contained in the Second Trust;

     WHEREAS, contributions to the third trust fund shall be held by the Trustee and invested, reinvested and distributed in accordance with the provisions of this Trust Agreement;

     WHEREAS, the trust established by this Trust Agreement is intended to be a "grantor trust" with the result that the corpus and income of the trust are treated as assets and income of the Company pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended ("Code").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Trustee, intending to be legally bound, declare and agree as follows:

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                                   ARTICLE I

                                 ESTABLISHMENT


     1.1 The Company hereby establishes with the Trustee an irrevocable grantor trust ("Third Trust") in connection with accounts created on or after January 1, 1990 on behalf of those Participants in the Plan who are executive employees and directors of the Company and are designated by the Company and agreed to by the Trustee ("Participants") in a separate written agreement or agreements copies of which shall be delivered to the Trustee and attached hereto as Exhibit A. The Third Trust so established shall be governed by the terms of this Trust Agreement. Funding of the Third Trust shall be at the discretion of the Company, and the Trustee shall have no obligation to require that the Company fund the Third Trust.

     1.2 The Third Trust shall consist of such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee. All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein, are hereinafter referred to as the "Third Trust Fund." The Third Trust shall be irrevocable, and the Company shall have no right to direct the Trustee to return or divert any Third Trust assets before the payment of all Plan benefits to the Participants in connection with deferrals for accounts created on or after January 1, 1990, together with earnings thereon except as provided in Section 7.4. The Third Trust Fund shall be held by the Trustee and shall be dealt with in accordance with the provisions of this Trust Agreement. Neither the Participants, nor the Plan, shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Third Trust Fund prior to the time such assets are paid to the Participants as provided in Article VII, and all rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights or the Participants against the Company.

     1.3 The Company, in its absolute discretion, may from time to time contribute to the Third Trust (i) the amount of deferrals under the Plan by Participants, plus (ii) the amount of earnings credited under the Plan to the accounts of Participants, plus (iii) amounts necessary to pay the premiums on any life insurance policies held by the Trustee to the extent that such premiums are not paid by policy loans taken under Section 5.3 below, plus (iv) amounts necessary to pay the interest on any loans against life insurance policies held by the Trustee to the extent that such interest is not paid by policy loans taken under Section 5.3.

     1.4 The Company shall retain an independent administrator ("Administrator") for the Plan whose duties shall include (i) reporting at least annually to the Company and the Trustee the current account balance of each Participant, (ii) advising the Trustee of the due date and amount of any premiums on life insurance policies held in the Trust Fund sufficiently in advance of such due date so as to allow the Trustee time for payment, (iii) certifying to the Trustee the amount of benefit payments which the Trustee is to make to any Participant, and (iv) directing the Trustee to

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file appropriate tax returns and reports as required by Section 9.6. The selection of the Administrator and any successor Administrators shall be subject to the prior written approval of the Trustee which approval shall not be unreasonably withheld.

                                  ARTICLE II

                              TRUSTEE ACCEPTANCE


     2.1 The Trustee accepts the Third Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein and agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

                                  ARTICLE III

                               DELIVERY OF PLAN


     3.1 A copy of the Plan (which is attached as Exhibit B to this Trust Agreement) and a copy of each Participant's deferral election under the Plan have been delivered to the Trustee. All terms defined in the Plan shall have the same meanings when used herein unless expressly provided to the contrary herein. The Company will promptly deliver to the Trustee copies of all amendments to the Plan and all deferral elections made after the date of this Agreement.

     3.2 The terms of the Plan shall govern the amount, form and timing of benefit payments under the Plan to which a Participant is entitled.

                                  ARTICLE IV

                                  TRUST FUND


     4.1 It is intended that the Third Trust constitute a grantor trust under Code Sections 671 through 679, with the assets of the Third Trust Fund being treated as assets of the Company for purposes of federal, state and local income tax laws. The creation of this Third Trust is not intended to cause the Plan to be treated as a funded plan for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

     4.2(a) The assets of the Third Trust Fund shall at all times be subject to the rights of the general creditors of the Company. At any time the Trustee (i) has been notified by the Board of Directors or the Chief Executive Officer of the Company that the Company is Insolvent, (ii) has been notified by a court of competent jurisdiction that the Company is Insolvent, or (iii) has been notified by a duly authorized trustee of the Company's assets under federal bankruptcy law or analogous provisions of applicable state law that the Company is Insolvent, the Trustee shall

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discontinue payments to the Participants, shall hold the Third Trust Fund assets for the benefit of the Company's general creditors, and shall deliver any undistributed principal and income in the Third Trust fund to satisfy such claims of the general creditors of the Company as a court of competent jurisdiction may direct. The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. The Trustee shall resume payments to the Participants in accordance with Article VII of this Third Trust Agreement only after the Trustee has been notified that the Company is not Insolvent by the Board of Directors or the Chief Executive Officer of the Company or by a court of competent jurisdiction or by a duly appointed trustee of the Company's assets under federal bankruptcy law or analogous provisions of applicable state law. Nothing in this Trust Agreement shall in any diminish any rights of the Participants to pursue their rights as general creditors of the Company with respect to payments under the Plan. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they mature, or
(ii) the Company is subject to a pending proceeding as a debtor under the Bankruptcy Code.

        (b) If the Trustee discontinues payments to the Participants from the Third Trust Fund pursuant to Section 4.2(a) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to the Participants (together with interest on the amount delayed at a rate equal to the "prime rate" charged by the Trustee's commercial lending department) in accordance with the Plan during the period of such discontinuance less the aggregate amount of payments made to the Participants by the Company in lieu of the payments provided for hereunder during any such period of discontinuance and less interest on those amounts.

        (c) It is intended that the rights of the general creditors of the Company to enforce the provisions of this Article in the event of the Company's Insolvency be enforceable with respect to the Third Trust fund at the time of Insolvency under both federal and state law.

                                   ARTICLE V

                       DUTIES AND POWERS OF THE TRUSTEE
                          WITH RESPECT TO INVESTMENTS


     5.1 Subject to the provisions of Sections 5.2 and 5.3, the Trustee shall have the following powers, the exercise of which shall be within the sole and absolute discretion of the Trustee:

            (i) The Trustee shall keep the Third Trust Fund invested, without distinction between principal and income, in any property, whether real, personal or mixed, and wherever situated and whether or not productive of income, without regard to the proportion any such property may bear to the entire amount of the Third Trust Fund. The Third Trust Fund investments may include, without implied limitation, insurance policies purchased by or at the

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direction of the Company and American Depository Receipts relating to the common
                             --------
stock of Allied Irish Bank.

            (ii) The Trustee in its discretion may keep such portion of the Third Trust Fund in cash or cash balances or hold all or any portion of the Third Trust Fund in savings accounts, certificates of deposit, and other types of time or demand deposits with any appropriate financial institution or quasi-financial institution (including any such institution operated or maintained by the Trustee in its corporate capacity) as the Trustee may from time to time determine to be in the best interests of the Trust Fund.

     5.2 The Company shall have the right to request the Trustee invest and reinvest the principal and income of the Third Trust fund as directed by the Company; provided, however, that the trustee shall not be required to comply with such a request and, in any event, the Trustee shall only comply with the Company's request if the Trustee determines in its own judgment that the Company's directions are reasonable. In no event shall a Participant have the right to request or require the Trustee to make any particular investment of the principal or income of the Third Trust Fund.

     5.3 The Trustee shall invest in life insurance policies such portion of the Third Trust Fund as the Company directs. As to any such policies which permit investment selections, either the Company will make such selections directly or the Trustee will make such selections as the Company directs. The Trustee shall borrow from the cash value of such policies at the direction of the Company and may do so without the direction of the Company if it chooses.
If any portion of the Third Trust fund is invested in a life insurance policy on the life of a Participant, the owner of the policy shall be the Trustee except as otherwise provided in Section 7.4. In no event shall the owner or beneficiary of the policy be a Participant. If at any time the Company fails to pay to the Third Trust Fund, as provided in Section 1.3 above, amounts sufficient to pay when due the premium on any life insurance policy held by the Trustee or any interest on loans against any such policy, the Trustee shall pay such premiums and interest twice provided there is cash available to do so, and thereafter, or whenever there is not sufficient cash available, shall have the right to surrender such policy, but shall not be obligated to do so. Except as provided in the preceding provisions of this Section 5.3 and in Section 7.4, the Trustee shall not surrender any policy acquired at the direction of the Company unless the Company so directs and then only if the Trustee, in the exercise of its own judgment based on information provided by the Administrator, determines that (i) all obligations of the Plan to the insured Participant have been discharged or adequately provided for and (ii) after the surrender of the policy, the Company would be entitled to a return of assets under Section 7.4.

     5.4 If the Trustee invests any or all of the Third Trust fund in insurance pursuant to the directions of the Company under Section 5.3, or borrows from insurance policies at the direction of the Company, the Company agrees to indemnify and hold harmless the Trustee from any claim of loss to the Third Trust Fund arising out of the Trustee's compliance with the Company's directions.

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                                  ARTICLE VI

                  ADDITIONAL POWERS AND DUTIES OF THE TRUSTEE


     6.1 The Trustee shall have the following additional powers and authority, subject to Sections 5.1, 5.2 and 5.3, the exercise of which shall be within the sole and absolute discretion of the Trustee unless otherwise stated with respect to all property constituting part of the Third Trust Fund:

            (i) To sell, lease (irrespective of the possible termination of the Third Trust), improve, partition, mortgage, exchange or otherwise dispose of any and all property at any time forming a part of any Third Trust in such manner, for such purposes and upon such terms as the Trustee may deem desirable.

            (ii) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.

            (iii) To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

            (iv) To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Third Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

            (v) To commence or defend suits or legal proceedings and to represent the Third Trust fund in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Third Trust.

            (vi) To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

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            (vii)  To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Third Trust and to pledge any securities or other property for the repayment of any such loan.

            (viii) To engage any legal counsel, including counsel to the Company or to the Trustee, or any other suitable agents, to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents, and to pay its reasonable fees, expenses and compensation.

            (ix) To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.

            (x) To execute, acknowledge and deliver any and all instruments in writing which the Trustee may deem advisable to carry out any of the foregoing powers, including the power to indicate any division or distribution of any part of the Third Trust by deeds or other writings or instruments recorded among the public records of any jurisdiction where any such property may be located; and no party to any such instrument in writing signed by the Trustee shall be bound to see to the application by the Trustee of any money or other property paid or delivered to them pursuant to the terms of such instrument.

            (xi) To make distributions of all or any part of the assets of the Third Trust, in money or in kind, or partly in money and partly in kind, including real estate.

                                  ARTICLE VII

                            PAYMENTS BY THE TRUSTEE


     7.1 Payments pursuant to the terms of the Plan for deferrals for accounts created before January 1, 1990 and earnings thereon shall be paid by the Trustee from the First Trust as provided therein. Unless the Company has provided written evidence to the Trustee that the Company has made such payments directly to Participants pursuant to the terms of the Plan or that such payments have been made out of the Second Trust, the Trustee shall make payments to the Participants for deferrals for accounts created on or after January 1, 1990 and earnings thereon pursuant to the terms of the Plan provided that the Trustee has not received notice that the Company is Insolvent at the time of such payments. If a Participant or Beneficiary does not receive a payment payable from the Third Trust that he believes he has become entitled to under the Plan, he shall notify the Trustee of such entitlement. The Trustee shall within ten (10) days after its receipt of such notice forward a copy of such notice to the Company. If the Company

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fails to notify the Trustee within ten (10) days after its receipt of such notice that it denies the claim of the Participant or Beneficiary to payment by the Trustee, the Trustee shall make payment to the Participant or Beneficiary under the terms of the Plan as soon as practicable, and in any event, within thirty (30) days after the expiration of said ten (10) day notice period. The Trustee shall provide the Company with written confirmation of the fact and amount of such payment after it is made. If the Company shall notify the Trustee within said ten- (10) day notice period that it denies the claim of the Participant to payment by the Trustee, then within thirty (30) days after receipt by the Trustee of such notice from the Company, the Trustee shall commence an action or proceeding in court in the nature of interpleader so that the dispute may be resolved. Such action or proceeding shall be commenced in the federal or state court at the situs of the Third Trust Fund, subject to removal by any party in accordance with the rules of practice applicable thereto.

     7.2 The Trustee shall deduct from each payment any federal, state or local withholding or other taxes or charges which the Trustee is directed to deduct by the Company or the Administrator of the Plan and pay the amount deducted to the appropriate agency.

     7.3 The insufficiency of assets in the Third Trust shall not relieve the Company of its obligation or liability to make benefit payments otherwise due under the terms of the Plan.

     7.4 Upon payment by the Trustee or by the Company of all benefits due under the Plan on account of deferrals for accounts created on or after January 1, 1990 by a Participant, all remaining proceeds from any insurance policy on the life of that Participant and all earnings thereon shall be paid to the Company within 60 days, and all remaining insurance policies on the life of that Participant shall be changed by the Trustee to designate the Company as beneficiary. Thereafter the beneficiary and owner of such policies shall be changed by the Trustee as the Company shall direct. Written notice by the Company delivered to the Trustee shall be sufficient proof to the Trustee of payment of benefits by the Company unless the Trustee has previously received or within ten (10) days thereafter receives notice from a Participant or Beneficiary that he has not received a payment that he believes he has become entitled to under the Plan on account of deferrals for accounts created on or after January 1, 1990. If such a notice is received from a Participant or Beneficiary, the Trustee shall proceed under Section 7.1. Certain insurance policies delivered to the Trustee may not insure the lives of any Participants. Such policies shall name and maintain the Company as beneficiary, and the Trustee shall deliver such policies to the Company upon written demand by the Company and shall change the owner of such policies as directed by the Company. The Company may, however, designate in writing one or more of such policies to be treated by the Trustee as though the policy did insure the life of one or more specified Participants. Upon receipt of such written designation the Trustee shall change the beneficiary of the policy in question to be the Trustee, and thereafter shall treat the policy for the purpose of this Third Trust as though the policy insured the life of the specified Participant. If the specified Participant dies, the policy shall be used to pay benefits due the Participant or the Participant's beneficiaries unless such benefits are paid by the Company as provided in Section 7.1.

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     7.5    The Company may provide to the Trustee as an asset of the Trust Fund one or more irrevocable letters of credit. The Trustee shall accept a letter of credit as part of the Third Trust Fund only if it is irrevocable and grants the Trustee the unconditional right to draw upon it in whole or in part at any time, and only if it is issued by a bank having total assets at the time the letter of credit is issued of at least $1 billion. The Trustee agrees that it shall draw upon a letter of credit only upon the following circumstances: (i) the letter of credit will expire within fifteen (15) days and either the letter of credit has not been renewed or the Trustee has not received from the Company assets having a market value equal to the face amount of the letter of credit, or (ii) the Trustee is obligated to make payments to a Participant or Beneficiary or to commence an action or proceeding in court in the nature of interpleader as provided in Section 7.1 or to pay expenses and the Trustee, in its sole and absolute discretion, determines that it does not have sufficient liquid assets to make the payments or to pay expenses which it is obligated to make or pay or which are under dispute pursuant to Section 7.1, or (iii) the Company does not elect to make any contributions to the Trust as provided by Section 1.3 above.

                                 ARTICLE VIII

                       TAXES, EXPENSES AND COMPENSATION


     8.1 The Company shall from time to time pay taxes of any and all kinds which are lawfully levied or assessed upon or become payable in respect of the Third Trust fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Third Trust Fund are not paid by the Company, the Trustee shall pay such taxes out of the Third Trust Fund. The Trustee shall at Company expense contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel or the Company may itself contest the validity of any such taxes.

     8.2 The Company agrees to indemnify and hold harmless the Trustee and the Third Trust Fund from and against all amounts, including without limitation, taxes, expenses (including reasonable counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against the Trustee or the Third Trust Fund as a direct or indirect result of anything done in good faith or alleged to have been done, by or on behalf of the Trustee in reliance upon the directions of the Company or any person authorized to act on behalf of the Company under the Plan, or as a direct or indirect result of anything omitted to be done in good faith or alleged to have been omitted, in the absence of such directions, or as a direct or indirect result of the failure of the Company or any person authorized to act on behalf of the Company directly or through its agents, to adequately, carefully and diligently discharge its responsibilities with respect to this Third Trust or the Plan. Anything hereinabove to the contrary notwithstanding, the Company shall have no responsibility to the Trustee or the Third Trust Fund under the foregoing if the Trustee fails to perform any of the duties specifically undertaken by it under the provisions of this Third Trust. The Company further agrees that the undertakings made in this Section 8.2 shall be binding on its successors or assigns and shall survive termination, amendment or restatement of the Third Trust or the Plan, or the resignation or removal of the Trustee.

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     8.3    Any other reasonable expenses incurred by the Trustee in the performance of its duties under the Trust Agreement, including brokerage commission, shall be charged against and paid from the Third Trust Fund to the extent that the Company does not pay such expenses.

     8.4 The Company will pay the Trustee such reasonable compensation for its services as may be agreed upon in writing from time to time by the Company and the Trustee. Such compensation shall be charged against and paid from the Third Trust Fund to the extent the Company does not pay such compensation.

                                  ARTICLE IX

                          ADMINISTRATION AND RECORDS


     9.1 The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. All such accounts, books and records shall be preserved (in original form, or on microfile, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying the Company in writing of its intention to do so transferring to the Company any of such accounts, books and records requested.

     9.2 The Trustee shall file with the Company at least quarterly a statement showing transactions and market values of the Third Trust Fund in the normal form provided to the Trustee's customers. Upon the expiration of 180 days from the date of filing any such statement, the Trustee shall be released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such statement, except with respect to any such acts or transactions as to which the Company shall within such 190 day period file with the Trustee written objections and except for matters which the Company would not reasonably have been expected to have discovered by a proper review of such statement.

     9.3 The Trustee shall from time to time permit the Company's employees and agents to have reasonable access during ordinary business hours to such records as may be necessary to audit the Trustee's accounts.

     9.4 Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions, the only necessary party thereto in addition to the Trustee shall be the Company.

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     9.5    In the event of the removal or resignation of the Trustee, the
Trustee shall deliver to the successor trustee all records which shall be required by the successor trustee to enable it to carry out the provisions of this Trust Agreement.

     9.6 The Trustee will execute and file appropriate tax returns and reports relating to withholding taxes or other charges or taxes as directed by the Company or the Administrator referred to in Section 1.4. In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree.

                                   ARTICLE X

                     REMOVAL OR RESIGNATION OF THE TRUSTEE
                     AND DESIGNATION OF SUCCESSOR TRUSTEE


     10.1 The Company may remove the Trustee with or without cause, upon at least 60 days' notice in writing to the Trustee.

     10.2 The Trustee may resign at any time upon at least 60 days' notice in writing to the Company.

     10.3 In the event of such removal or resignation, the Trustee shall duly file with the Company a statement as provided in Section 9.2 for the period since the last statement setting forth the transactions and market values and other information in the normal form provided to the Trustee's trust customers respecting the Third Trust not included in any previous statement and if written objections to such statement are not filed as provided in Section 9.2, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such statement except for matters which the Company could not reasonably have been expected to have discovered by a proper review of such statement.

     10.4 Within 60 days after any such notice of removal or resignation of the Trustee, the Company shall designate a successor trustee qualified to act hereunder. A successor trustee must be a financial institution having trust assets under management of at least $1 billion as of the date of the appointment as successor trustee. Each successor trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor trustee. Upon designation of a successor trustee and delivery to the resigned or removed Trustee of written acceptance by successor trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Third Trust Fund.

                                  ARTICLE XI

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                        ENFORCEMENT OF TRUST AGREEMENT


     11.1 The Company shall have the right to enforce any provisions of this Trust Agreement. Each Participant shall have the right to enforce the payment of his Plan benefits under the Trust Agreement. In any action or proceedings affecting the Third Trust, the only necessary parties shall be the Company and the Trustee and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process, provided, however, that in any action or proceeding pertaining to the payment or amount of benefits payable from the Trust Fund, the Participants (and the Beneficiaries of deceased Participants) whose benefits are or will be affected by such action or proceeding shall be entitled to written notice of such action or proceeding.
Any judgment entered in an action or proceeding described in this Section 11.1 shall be binding and conclusive on all persons having or claiming to have any interest in the Third Trust except for Participants and Beneficiaries of deceased Participants who have not received written notice as provided in this
Article XI.

                                  ARTICLE XII

                                  AMENDMENTS


     12.1 The Company may from time to time amend or modify, in whole or in part, any or all of the provisions of this Third Trust Agreement, except to make it revocable, with the written consent of the Trustee and two-thirds of the Participants under the Third Trust then living. The Company and the Trustee shall execute such supplements to, or amendments of, this Third Trust Agreement as shall be necessary to give effect to any such amendment or modification.

                                 ARTICLE XIII

                             TERMINATION OF TRUST


     13.1 Except as provided in Sections 1.2, 4.2, 7.4 and 13.2, no part of the corpus or income of the Third Trust shall be paid to the Company or be used for any purpose other than for the exclusive purpose of providing benefits to the Participants prior to the satisfaction of all liabilities under the Plan for accounts created on or after January 1, 1990; provided, however, that nothing in this Article shall be deemed to limit or otherwise prevent the payment from the Third Trust of expenses, taxes, and other charges as provided in Article VIII or the return of surplus as provided in Article VII. The Third Trust may be terminated by the Company at such time as all amounts due the Participants and Beneficiaries under the terms of the Plan for accounts created on or after January 1, 1990 shall have been paid.

     13.2 Upon the receipt by the Trustee of a written agreement executed by at least two-thirds of the Participants then living directing the Trustee to terminate the Third Trust, the Third Trust shall be terminated.

     13.3 Upon the termination of the Third Trust, any and all funds remaining in the Third Trust shall be paid to the Company, and the Trustee shall promptly take such action as shall be necessary to transfer such assets to the Company.

                                  ARTICLE XIV

                                NON-ALIENATION


     14.1 Except to the extent otherwise required by law, (i) no amount payable to or in respect of any Participant at any time under the Third Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Third Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Participant.

     14.2 No provision of this Trust Agreement shall be interpreted as conferring upon any Participant or Beneficiary any rights other than those of a general creditor of the Company.

                                  ARTICLE XV

                                COMMUNICATIONS


     15.1 Communications to the Company shall be addressed to the Company at its office at 25 South Charles Street, Baltimore, Maryland 21201, attention Senior Vice President, Human Resources Division; provided, however, that upon the Company's written request, such communications shall be sent to such other address and or addressee as the Company may specify.

     15.2 Communications to the Trustee shall be addressed to it at Provident National Bank, 17th and Chestnut Streets, Philadelphia, Pennsylvania 19103, attention Administrator, Trust Division; provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

     15.3 No communication shall be binding on the Trustee until it is received by the Trustee, and no communication shall be binding on the Company until it is received by the Company.

     15.4 Any action of the Company pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objections of the Company to the Trustee, shall be in writing signed on behalf of the Company by any duly authorized officer of the Company of the rank of Senior Vice President or above. The Trustee may rely on, and will be fully protected with respect to any such action taken or omitted in reliance on any information, order, request, direction, instruction, approval, objection and list delivered to the Trustee by the Company or failure to act due to lack of receipt of direction.

     15.5 The Company may designate individuals or committees to act on its behalf for purposes of some or all of the provisions of this Trust Agreement. Such individuals or committees and their respective authorities and powers under this Agreement shall be designated by the Company in writing to the Trustee. Their authority shall continue until revoked in writing by the Company and received by the Trustee. The Trustee shall incur no liability for failure to act on such individuals' or committees' instructions without written designation from the Company.

                                  ARTICLE XVI

                           MISCELLANEOUS PROVISIONS


     16.1 This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein. It shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns. The Company shall not merge or consolidate into or with another corporation, or reorganize, or sell substantially all of its assets to another corporation, firm or person unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Company under this Trust Agreement and to provide notice of such agreement to the Trustee.

     16.2 All titles and Article headings herein have been inserted for convenience of reference only and shall in no way modify, restrict or affect the meaning or interpretation of any of the terms or provisions of this Trust Agreement.

     16.3 This Trust Agreement is intended as a complete and exclusive statement of the agreement of the parties hereto, and supersedes all previous agreements or understandings among them.

     16.4 The term "Trustee" shall include any successor trustee. If a Trustee or custodian hereunder is a bank or trust company, any corporation resulting from any merger, consolidation or conversion to which such bank or trust company may be a party, or any corporation otherwise succeeding generally to all or substantially all of the assets or business of such bank or trust company, shall be the successor to it as Trustee hereunder without the execution of any instrument or any further action on the part of any party hereto or any Participant hereunder.

     16.5 If any provision of this Trust Agreement shall be invalid and unenforceable, the remaining provisions hereof shall continue to be effective.

     16.6 Any reference hereunder to a Participant shall expressly be deemed to include where relevant a Beneficiary of such Participant or Beneficiary duly designated under the terms of the Plan for accounts created on or after January 1, 1990. A Participant shall cease to have such status once any and all amounts due him under the Plan for accounts created on or after January 1, 1990 have been satisfied.

     16.7 Whenever used herein, and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural and the plural shall include the singular.

     16.8 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original, and said counterparts shall constitute but one and the same instrument.

  IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.


[SEAL]

ATTEST:                                       FIRST MARYLAND BANCORP


   /s/ Diane E. Murphy                        By: /s/  Jeremiah E. Casey
--------------------------------                 ----------------------------

[SEAL]

ATTEST:                                       PROVIDENT NATIONAL BANK
                                                    (as Trustee)


________________________________              By: /s/ Sheila Akers
                                                 ----------------------------